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                                                                     EXHIBIT 5.1

                                THOMPSON HINE LLP
                                312 Walnut Street
                                   14th Floor
                           Cincinnati, Ohio 45202-4089

June 4, 2004


NS Group, Inc.
530 West Ninth Street
Newport, Kentucky  41071

Ladies and Gentlemen:

We have acted as counsel to NS Group, Inc., a Kentucky corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement") of shares of Common Stock, no par value, of the Company (the "Common Stock"), that may be issued pursuant to the NS Group, Inc. Equity Plan (the "Plan").

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary, including: (a) the Company's Amended and Restated Articles of Incorporation, as amended, (b) the Company's Amended and Restated By-Laws, and (c) the Plan.

Based on the foregoing, we are of the opinion as follows:

        1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the Commonwealth of Kentucky.

        2. The shares of Common Stock which may be issued or delivered pursuant to the Plan or pursuant to the exercise of stock options, stock appreciation rights and other rights granted under the Plan will be, when issued or delivered in accordance with the terms of the Plan and, in the case of such stock options, stock appreciation rights and other rights, in accordance with the terms of such stock options, stock appreciation rights and other rights, duly authorized, validly issued, fully paid and non-assessable.

We do not express any opinion as to any matter governed by any laws other than the Kentucky Business Corporation Act and the federal laws of the United States of America.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                   Very truly yours,

                                                   /s/ Thompson Hine LLP

DAN:JJC:lsh